Exhibit 99.1

For more information, contact:
Ronald L. Smith
Chief Financial Officer
(336) 316-5545

Unifi Announces Second Quarter Results

GREENSBORO, N.C. – February 1, 2012 – Unifi, Inc. (NYSE:UFI) today released preliminary operating results for its second quarter ended December 25, 2011.

Net sales for the December 2011 quarter increased $5 million, or 3 percent, to $167 million compared to the December 2010 quarter and were up slightly at $338 million for the six months ended December 25, 2011 compared to the six months ended December 26, 2010.  Higher sales prices related to mix enrichment and raw material inflation offset unit volume softness caused by inventory destocking across the apparel supply chain.  The Company reported a net loss for the December 2011 quarter of $7.6 million, or $0.38 per share, compared to net income of $5.4 million, or $0.27 per share for the December 2010 quarter.  The Company reported a net loss for the first half of fiscal 2012 of $7.3 million, or $0.36 per share, compared to net income of $15.6 million, or $0.78 per share, for the prior year period.

“While I am disappointed we are reporting our first quarterly loss in over two years, I am pleased with our ability to generate cash despite historically high raw material prices and weak demand,” said Bill Jasper, Chairman and CEO of Unifi.  “Although we believe there is still some excess inventory within the supply chain, we expect the effects of the destocking to be significantly less in the Company’s third fiscal quarter and are encouraged by the volume improvements we have seen since returning from our holiday shutdown period.  We are also encouraged by the easing of polyester raw material prices from record highs at the beginning of the December 2011 quarter.  With stronger volumes and improved conversion margins from raw material price reductions, we expect to see continued improvement as we move through the second half of the 2012 fiscal year.”

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Unifi Announces Second Quarter Results – page 2

Adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA) were $7.3 million for the December 2011 quarter and $15.5 million for the first half of fiscal 2012, compared to $15.7 million and $34.1 million for the respective periods of fiscal 2011.  Cash-on-hand as of December 25, 2011 was $24.7 million and borrowings available under the Company’s revolving credit facility were $44.3 million.  Long-term debt at December 25, 2011 consisted of $123.7 million of 11.5% Senior Secured Notes due in May 2014 and $35.0 million of borrowings under the revolving credit facility.

“The Company continued to pursue our deleveraging strategy and maintained our focus on liquidity,” said Ron Smith, Chief Financial Officer of Unifi.  “As a result of operating activities and progress in our working capital management programs, cash-on-hand improved by $5 million during the December 2011 quarter, and we expect a continuation of these efforts in the second half of the 2012 fiscal year, which will allow us to further utilize excess operating cash and borrowings under our revolving credit facility to redeem additional 2014 Notes.”

Jasper added, “We are beginning to see signs of improvement in the Brazilian textile market, which should improve our future results there.  We are also encouraged by customer response to our expansion of texturing capacity in Central America.  This quarter, Repreve® continued to gain market acceptance with new high-profile programs such as the recent announcement that Ford will be the first automaker to use the brand in seat fabric for their all-new Focus Electric vehicle.  As these and other positive trends continue to develop, we remain confident we are on the right path and will stay focused on executing our strategies.”

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Unifi Announces Second Quarter Results – page 3

The Company will host a conference call and web cast at 8:30 a.m. (Eastern Time) on February 2, 2012, to discuss the preliminary results for the second quarter of fiscal year 2012.  The conference call can be accessed by dialing (877) 411-1659 (Domestic) or (408) 427-3873 (International) and when prompted, please provide conference ID number 45796048.  There will also be a live audio web cast of the call, which may be accessed on the Company's website at http://www.unifi.com/ or http://investor.unifi.com/.  Following management's comments, there will be an opportunity for questions from the financial community.

A replay will be made available approximately two hours after the conclusion of the call, and can be accessed by dialing (855) 859-2056 (Domestic) or (404) 537-3406 (International) and entering the passcode 45796048#.  This replay line will be available through February 9, 2012.  In addition, a replay of the web cast will also be available on the Company's website under the “Investor Relations” section and archived for up to twelve months following the call, as will a transcript of the conference call.

Unifi, Inc. (NYSE: UFI) is a diversified producer and processor of multi-filament polyester and nylon textured yarns and related raw materials.  The Company adds value to the supply chain and enhances consumer demand for its products through the development and introduction of branded yarns that provide unique performance, comfort and aesthetic advantages.  Key Unifi brands include, but are not limited to: AIO® - all-in-one performance yarns, SORBTEK®, A.M.Y.®, MYNX® UV, REPREVE®, REFLEXX®, MICROVISTA® and SATURA®.  Unifi's yarns and brands are readily found in home furnishings, apparel, legwear, and sewing thread, as well as industrial, automotive, military, and medical applications.  For more information about Unifi, visit www.unifi.com, or to learn more about REPREVE®, visit www.repreve.com.

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Financial Statements to Follow

Unifi Announces Second Quarter Results – page 4

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(amounts in thousands, except share and per share amounts)

	December 25, 2011	June 26, 2011
ASSETS
Cash and cash equivalents	$24,677	$27,490
Receivables, net	84,201	100,175
Inventories	114,180	134,883
Income taxes receivable	321	578
Deferred income taxes	3,941	5,712
Other current assets	6,445	5,231
Total current assets	233,765	274,069

Property, plant and equipment, net	137,924	151,027
Deferred income taxes	724	—
Intangible assets, net	10,958	11,612
Investments in unconsolidated affiliates	89,220	91,258
Other non-current assets	10,017	9,410
Total assets	$482,608	$537,376

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$28,950	$42,842
Accrued expenses	10,502	17,495
Income taxes payable	955	421
Current portion of long-term debt	356	342
Total current liabilities	40,763	61,100
Long-term debt	158,722	168,322
Other long-term liabilities	4,009	4,007
Deferred income taxes	2,882	4,292
Total liabilities	206,376	237,721
Commitments and contingencies

Common stock, $0.10 par (500,000,000 shares authorized,
20,088,094 and 20,080,253 shares outstanding)	2,009	2,008
Capital in excess of par value	33,921	32,599
Retained earnings	233,950	241,272
Accumulated other comprehensive income	5,441	23,776
Total Unifi, Inc. shareholders’ equity	275,321	299,655
Non-controlling interest	911	—
Total shareholders’ equity	276,232	299,655
Total liabilities and shareholders’ equity	$482,608	$537,376

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Unifi Announces Second Quarter Results – page 5

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(amounts in thousands, except per share amounts)

	For the Three Months Ended		For the Six Months Ended
	December 25, 2011	December 26, 2010	December 25, 2011	December 26, 2010
Net sales	$167,110	$162,139	$338,123	$337,231
Cost of sales	156,228	142,649	315,411	296,195
Gross profit	10,882	19,490	22,712	41,036
Selling, general and administrative expenses	10,986	11,161	21,357	22,671
Provision for bad debts	357	86	562	45
Restructuring charges	—	1,183	—	1,546
Other operating expenses, net	490	16	449	259
Operating (loss) income	(951)	7,044	344	16,515

Interest income	(495)	(668)	(1,142)	(1,411)
Interest expense	4,222	5,062	8,602	10,331
Loss on extinguishment of debt	—	—	462	1,144
Other non-operating (income) expenses	(1,479)	450	(1,479)	450
Equity in earnings of unconsolidated affiliates	(844)	(5,039)	(4,303)	(13,990)
Loss on previously held equity interest in Repreve Renewables, LLC	3,656	—	3,656	—
(Loss) income before income taxes	(6,011)	7,239	(5,452)	19,991
Provision for income taxes	1,806	1,854	2,079	4,371
Net (loss) income including non-controlling interest	$(7,817)	$5,385	$(7,531)	$15,620
Less: net (loss) attributable to non-controlling interest	(209)	—	(209)	—
Net (loss) income attributable to Unifi, Inc.	$(7,608)	$5,385	$(7,322)	$15,620

Net (loss) income per common share:
Basic	$(0.38)	$0.27	$(0.36)	$0.78

Diluted	$(0.38)	$0.26	$(0.36)	$0.76

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Unifi Announces Second Quarter Results – page 6
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(amounts in thousands)

	For the Six Months Ended
	December 25, 2011	December 26, 2010
Cash and cash equivalents at beginning of year	$27,490	$42,691
Operating activities:
Net (loss) income including non-controlling interest	(7,531)	15,620
Adjustments to reconcile net (loss) income including non-controlling interest to net cash provided by operating activities:
Equity in earnings of unconsolidated affiliates	(4,303)	(13,990)
Dividends received from unconsolidated affiliates	2,005	2,532
Depreciation and amortization expense	13,468	13,466
Net loss on sale of assets	63	53
Loss on extinguishment of debt	462	1,144
Non-cash compensation expense	1,395	737
Loss on previously held equity interest in Repreve Renewables, LLC	3,656	—
Deferred income taxes	(575)	234
Other	(8)	(20)
Changes in assets and liabilities, excluding effects of foreign currency adjustments:
Receivables, net	12,130	10,729
Inventories	14,381	(9,953)
Other current assets and income taxes receivable	(1,561)	540
Accounts payable and accrued expenses	(19,830)	(7,618)
Income taxes payable	550	1,047
Net cash provided by operating activities	14,302	14,521
Investing activities:
Capital expenditures	(3,259)	(13,324)
Investments in unconsolidated affiliates	(360)	143
Acquisition of controlling interest in Repreve Renewables, LLC, net of cash acquired	(356)	—
Proceeds from sale of assets	181	185
Proceeds from return of split dollar life insurance premiums	14	3,241
Net cash used in investing activities	(3,780)	(9,755)
Financing activities:
Payments of notes payable	(10,288)	(15,862)
Payments on revolving credit facility	(92,400)	(77,225)
Proceeds from borrowings on revolving credit facility	92,800	77,225
Proceeds from stock option exercises	60	68
Purchase and retirement of Company stock	—	(2)
Debt financing fees	—	(825)
Contributions from non-controlling interest	120	—
Net cash used in financing activities	(9,708)	(16,621)

Effect of exchange rate changes on cash and cash equivalents	(3,627)	2,349
Net decrease in cash and cash equivalents	(2,813)	(9,506)
Cash and cash equivalents at end of period	$24,677	$33,185

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Unifi Announces Second Quarter Results – page 7

Adjusted EBITDA Reconciliation to Net (Loss) Income Attributable to Unifi, Inc. (Unaudited)
(amounts in thousands)

The reconciliations of Net (loss) income attributable to Unifi, Inc. to EBITDA, Adjusted EBITDA including equity affiliates, and Adjusted EBITDA are as follows:

	For the Three Months Ended		For the Six Months Ended
	December 25, 2011	December 26, 2010	December 25, 2011	December 26, 2010
Net (loss) income attributable to Unifi, Inc.	$(7,608)	$5,385	$(7,322)	$15,620
Provision for income taxes	1,806	1,854	2,079	4,371
Interest expense, net	3,727	4,394	7,460	8,920
Depreciation and amortization expense	6,454	6,476	13,015	12,965
EBITDA	4,379	18,109	15,232	41,876

Restructuring charges	—	1,183	—	1,546
Startup costs	287	575	287	2,038
Non-cash compensation expense, net	1,152	356	1,395	703
Loss on extinguishment of debt	—	—	462	1,144
Loss on previously held equity interest in Repreve Renewables, LLC	3,656	—	3,656	—
Other	(1,298)	514	(1,255)	813
Adjusted EBITDA including equity affiliates	$8,176	$20,737	$19,777	$48,120

Equity in earnings of unconsolidated affiliates	(844)	(5,039)	(4,303)	(13,990)
Adjusted EBITDA	$7,332	$15,698	$15,474	$34,130

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Unifi Announces Second Quarter Results – page 8

NON-GAAP FINANCIAL MEASURES

Included in this presentation are certain non-GAAP financial measures designed to complement the financial information presented in accordance with generally accepted accounting principles in the United States of America ("GAAP") because management believes such measures are useful to investors.

EBITDA, Adjusted EBITDA including equity affiliates and Adjusted EBITDA

EBITDA represents net income or loss attributable to Unifi, Inc. before income tax expense, net interest expense, and depreciation and amortization expense (excluding interest portion of amortization).  Adjusted EBITDA including equity affiliates represents EBITDA adjusted to exclude restructuring charges, startup costs, non-cash compensation expense net of distributions, gains or losses on extinguishment of debt, loss on previously held equity interest in Repreve Renewables, LLC, and other adjustments.  Other adjustments include gains or losses on sales or disposals of property, plant and equipment, currency and derivative gains or losses, employee severance, and other non-operating income or expense.  Adjusted EBITDA represents Adjusted EBITDA including equity affiliates adjusted to exclude equity in earnings and losses of unconsolidated affiliates.  We present Adjusted EBITDA as a supplemental measure of our operating performance and ability to service debt. We also present Adjusted EBITDA because we believe such measure is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry and in measuring the ability of “high-yield” issuers to meet debt service obligations.

EBITDA, Adjusted EBITDA including equity affiliates and Adjusted EBITDA are alternative views of performance used by management and we believe that investors’ understanding of our performance is enhanced by disclosing these performance measures.  Our management uses Adjusted EBITDA: (i) as a measurement of operating performance because it assists us in comparing our operating performance on a consistent basis as it removes the impact of (a) items directly related to our asset base (primarily depreciation and amortization) and (b) unusual items that we would not expect to occur as a part of our normal business on a regular basis; (ii) for planning purposes, including the preparation of our annual operating budget; (iii) as a valuation measure for evaluating our operating performance and our capacity to incur and service debt, fund capital expenditures and expand our business; and (iv) as one measure in determining the value of other acquisitions and dispositions.  Adjusted EBITDA is also a key performance metric utilized in the determination of variable compensation.

We believe that the use of EBITDA, Adjusted EBITDA including equity affiliates, and Adjusted EBITDA as operating performance measures provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles, and ages of related assets, among otherwise comparable companies.  We also believe Adjusted EBITDA is an appropriate supplemental measure of debt service capacity, because cash expenditures on interest are, by definition, available to pay interest, and tax expense is inversely correlated to interest expense because tax expense decreases as deductible interest expense increases; depreciation and amortization are non-cash charges.  Equity in earnings and losses of unconsolidated affiliates is excluded because such earnings or losses do not reflect our operating performance.  The other items excluded from Adjusted EBITDA are excluded in order to better reflect the performance of our continuing operations.

In evaluating EBITDA, Adjusted EBITDA including equity affiliates and Adjusted EBITDA, you should be aware that in the future we may incur expenses similar to the adjustments in this presentation. Our presentation of EBITDA, Adjusted EBITDA including equity affiliates and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.  EBITDA, Adjusted EBITDA including equity affiliates, and Adjusted EBITDA are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income, operating income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity.

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Unifi Announces Second Quarter Results – page 9

NON-GAAP FINANCIAL MEASURES
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Non-GAAP Financial Measures

Each of our Adjusted EBITDA and Adjusted EBITDA including equity affiliates measures has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	it does not reflect our cash expenditures, future requirements for capital expenditures or contractual commitments;

•	it does not reflect changes in, or cash requirements for, our working capital needs;

•	it does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on our debt;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and our Adjusted EBITDA (or our Adjusted EBITDA including equity affiliates) measure does not reflect any cash requirements for such replacements;

•	it is not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows;

•	it does not reflect the impact of earnings or charges resulting from matters we consider not indicative of our ongoing operations;

•	it does not reflect limitations on or costs related to transferring earnings from our subsidiaries to us; and

•	other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, neither of Adjusted EBITDA or Adjusted EBITDA including equity affiliates should be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to us to meet our obligations, including those under our outstanding debt obligations. You should compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only as supplemental information.

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Unifi Announces Second Quarter Results – page 10

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements included herein contain forward-looking statements within the meaning of federal securities laws about Unifi, Inc.’s (the “Company”) financial condition and results of operations that are based on management’s current expectations, estimates and projections about the markets in which the Company operates, as well as management's beliefs and assumptions.  Words such as "expects," "anticipates," "believes," "estimates," variations of such words and other similar expressions are intended to identify such forward-looking statements.  These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict.  Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's judgment only as of the date hereof.  The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.

Factors that may cause actual outcome and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to, availability, sourcing and pricing of raw materials, the success of our subsidiaries, pressures on sales prices and volumes due to competition and economic conditions, reliance on and financial viability of significant customers, operating performance of joint ventures, alliances and other equity investments, technological advancements, employee relations, changes in construction spending, capital expenditures and long-term investments (including those related to unforeseen acquisition opportunities), continued availability of financial resources through financing arrangements and operations, outcomes of pending or threatened legal proceedings, negotiation of new or modifications of existing contracts for asset management and for property and equipment construction and acquisition, regulations governing tax laws, other governmental and authoritative bodies’ policies and legislation, and proceeds received from the sale of assets held for disposal.  In addition to these representative factors, forward-looking statements could be impacted by general domestic and international economic and industry conditions in the markets where the Company competes, such as changes in currency exchange rates, interest and inflation rates, recession and other economic and political factors over which the Company has no control.  Other risks and uncertainties may be described from time to time in the Company’s other reports and filings with the Securities and Exchange Commission.

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